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                                                                   Exhibit 23.01



                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 2001 consolidated financial statements of Comshare, Incorporated and subsidiaries (the "Company") dated July 27, 2001 (except with respect to the information contained in Note 1 and Note 2, as to which the date is December 27, 2001), included in this Form 10-K/A-1, into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No.
33-37564, File No. 33-85720, File No. 33-87706, File No. 33-87708, File No.
33-86908, File No. 33-65109, File No. 333-91477, File No. 333-91479, File No.
333-93549, File No. 333-93551 and File No. 333-93553). It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 2001 or performed any audit procedures subsequent to the date of our report.



                                          Arthur Andersen LLP

Detroit, Michigan
December 27, 2001.